EXHIBIT 10.7

SUBCONTRACTOR AGREEMENT

This Subcontractor Agreement (the "Agreement") is made and effective this August 31st, 2022,

BETWEEN:

COSTAS INC. (D/B/A Standard Dental Labs and D/B/A Prime Dental Lab), a corporation organized and existing under the laws of the State of Nevada, with the Contractor’s head office located at: 424 E Central Blvd., Orlando, FL 32801 (the “Contractor”)

AND:

MR. JOHN KIM, an individual acting as a subcontractor to the Contractor, while working in the Contractor’s principal operating office located at: 1008 N Pine Hills Road, Orlando, FL 32808 (the “Subcontractor”)

WHEREAS the Contractor previously completed its Asset Purchase Agreement with Prime Dental Lab LLC (“PDL”) to acquire substantially all of the assets of PDL, including but not limited to, certain equipment, materials, tools, supplies, customer lists and associated contracts. Therefore, in order to assist with the Contractor’s performance in accordance with various contract documents and specifications for certain work requested by the Contractor’s clients (henceforth "Clients"), the Contractor seeks to engage the Subcontractor to furnish labor and to oversee the manufacture the certain dental prosthetics and orthodontics to be provided to Clients while utilizing assets owned by the Contractor:

WHEREAS the manufacturing of various dental prosthetics and orthodontics by the Contractor for its Clients shall be managed in accordance with this Agreement by the Subcontractor at the principal operating office of the Contractor located at 1008 N Pine Hills Road, Orlando, FL 32808 (henceforth the “Project”): and

WHEREAS Contractor desires to retain Subcontractor to oversee certain contract work for its Clients in accordance with various contract documents and specifications and/or to furnish labor for The Project;

NOW THEREFORE Contractor and Subcontractor agree as follows:

1. SUBCONTRACTOR WORK

In accordance with this Agreement, the Subcontractor shall be engaged as an independent contractor only and shall provide administration and/or labor as necessary to properly assist the Contractor in completing the Project for its Clients (the “Subcontractor Work").

For clarity, the Contractor shall be required to provide all materials, tools, supplies, equipment, services, and facilities necessary for completion of the Project while the Subcontractor shall only provide supervision and administration as necessary for the Subcontractor to properly assist in completing the Project.

SEE EXHIBIT A: List of Products and Services.

2. SUBCONTRACTOR PRICE

In consideration of Subcontractor's performance of this Agreement, and at the times and subject to the terms and conditions outlined in this Agreement, Contractor shall pay to Subcontractor the total sum of the mutually agreed upon amount relative to the work performed and billed, hereinafter "Subcontract Price." The amount of the Subcontract Price is dependent upon the conditions set forth in Exhibit A being met. Should said conditions not be met, the Subcontract Price shall be adjusted by the Contractor accordingly.

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3. SPECIAL CONDITIONS

The Special Conditions to Subcontractor are incorporated in this Agreement as though fully set forth herein. Subcontractor hereby acknowledges receipt of the Special Conditions.

4. COMMUNICATION AND NOTICE

a.	All communications between Subcontractor and any Clients shall include Contractor, and use the medium provided by Contractor.

b.	Subcontractor shall furnish Contractor with periodic progress reports as required by Contractor.

c.	Subcontractor shall provide proof of completion and proof of delivery for each job performed for the Contractor’s Clients, to be provided to the Contractor upon written request.

d.	Subcontractor shall be deemed to have received notice of a fact, request, order, or demand when notified, either orally or in writing.

e.

Contractor shall also be deemed to have received notice of a fact, request, order or demand five (5) days after written notice is sent by registered or certified mail addressed to the following address:

1008 N Pine Hills Road, Orlando, FL 32808

5. GOVERNING LAW AND RULES OF CONSTRUCTION

a.	The validity, interpretation, and performance of this Agreement shall be governed by the laws of the jurisdiction where the Project is located.

b.	Titles, captions, or headings to any provision, article, etc., shall not limit the full contents of the same. These articles have the full force and effect as if no titles existed.

c.	If any term or provision of this Agreement is determined to be invalid, it shall not affect the validity and enforcement of the remaining terms and provisions of this Agreement.

d.	This contract shall be binding upon and inure to the benefit of the respective successors, assigns, representatives, and heirs of the parties herein.

6. AMENDMENT

This Agreement shall only be amended or modified by written document executed by authorized representatives of both the Contractor and Subcontractor. This Agreement supersedes all prior representations made by Contractor.

7. ARBITRATION

Any and all disputes or claims between the Contractor and the Subcontractor arising out of this Agreement shall be resolved by submission of the same to FLORIDA CIRCUIT-CIVIL MEDIATOR SOCIETY, for resolution by binding arbitration according to Florida's Rules of Arbitration. In so agreeing the parties expressly waive their right to a jury trial, if any, on these issues and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and shall be enforceable in any court having jurisdiction over the same.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SUBCONTRACTOR	CONTRACTOR

/s/ John Jongil Kim	/s/ James Brooks
Signed - John Jongil Kim – Individual	James Brooks – Costas Inc.

John Jongpil Kim	James Brooks
Print Name	Print Name and Title

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Exhibit A – List of Products and Services

Name	Material	Labor	Suggested Sales Price
PFZ (Layer tech)	$35.00	$25.00	$109.00
EMAX1	$35.00	$25.00	$139.00
E-MAX	$35.00	$25.00	$129.00
Anterior Bruxer	$35.00	$25.00	$109.00

N-PFM	$25.00	$25.00	$89.00
PFM	$25.00	$25.00	$99.00
PFM	$40.00	$25.00	$100.00
PFM	$25.00	$25.00	$109.00

Zirconia (Bruxer)	$30.00	$25.00	$79.00
Zirconia (Bruxer)	$30.00	$25.00	$89.00

All Ceramic	$30.00	$25.00	$99.00
All Ceramic (layer tech)	$35.00	$25.00	$89.00
All Ceramic (layer tech)	$35.00	$25.00	$99.00
All Ceramic (layer tech)	$35.00	$25.00	$109.00
All Ceramic (layer tech)	$35.00	$25.00	$129.00
All Ceramic Crown	$30.00	$25.00	$99.00

Post	$10.00	$20.00	$40.00
Post	$10.00	$20.00	$50.00

Metal Occlusion	$10.00	$10.00	$30.00
Metal collar	$10.00	$5.00	$20.00
Metal lingual	$10.00	$10.00	$30.00

Full Gold Crown	$25.00	$25.00	$99.00
Repair	$15.00	$50.00	$89.00
Bridge Connection	$0.00	$5.00	$15.00
Porcelain Veneer	$40.00	$30.00	$139.00
Fit to Partial	$0.00	$10.00	$20.00
Add Clasp	$0.00	$10.00	$20.00
Rest	$0.00	$10.00	$20.00
Soft Tissue	$5.00	$10.00	$20.00

Flipper	$30.00	$30.00	$109.00

Rush	$0.00	$0.00	$30.00
Late Fee	$0.00	$0.00	$35.00

Screw Implant	$100.00	$70.00	$299.00
Implant (Por)	$10.00	$10.00	$30.00

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